EXHIBIT (H)(1)

                             ISLAMIA GROUP OF FUNDS

               TRANSFER AGENCY AND SHAREHOLDER SERVICES AGREEMENT

     THIS TRANSFER AGENCY AND SHAREHOLDER SERVICES AGREEMENT (the "Agreement") is made as of the _____________ day of July, 2001, by and between ISLAMIA GROUP OF FUNDS (the "Trust"), INCOME ACHIEVERS, INC., the investment adviser to the Trust ("IAI") and FUND SERVICES, INC. D/B/A CHAMPION FUND SERVICES (the "Transfer Agent"), a Texas corporation.

WITNESSETH THAT:

     WHEREAS, the Trust is registered as an open-end management investment Trust under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered the Trust's shares of common stock (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act");

     WHEREAS, the Transfer Agent is registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act") in one or more distinct series of portfolios (the "Fund or Funds"); and

     WHEREAS, the Trust, IAI and the Transfer Agent desire to enter into this Agreement pursuant to which the Transfer Agent will provide Transfer Agent, shareholder servicing agent and dividend disbursing agent services to the Trust, as may be amended from time to time, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust, IAI and the Transfer Agent, intending to be legally bound hereby, agree as follows:

1. APPOINTMENT OF TRANSFER AGENT. The Trust and IAI hereby appoint the Transfer Agent as Transfer Agent, shareholder servicing agent and dividend disbursing agent for all Shares of the Funds, and the Transfer Agent hereby accepts such appointment under the terms of this Agreement. The Transfer Agent shall issue, redeem and transfer shares, provide related shareholder services, pay dividends and make other distributions, all as set forth on Schedule B hereto, as may be amended from time to time ("Schedule B"), and in accordance with the terms of this Agreement.

2. TRUST DOCUMENTS. The Trust has provided the Transfer Agent with properly certified or authenticated copies of the following Trust related documents in effect on the date hereof: the Trust's organizational documents, including Articles of Incorporation and By-Laws; the Trust's Registration Statement on Form N-1A, including all exhibits thereto; the Fund's Prospectus and Statement of Additional Information; resolutions of the Trust's Board of Trustees authorizing the appointment of the Transfer Agent and approving this Agreement; and a certificate signed by the Secretary of the Trust specifying the number of Shares authorized, issued, and currently outstanding, the names and specimen signatures of the officers of the Trust and the name and address of the legal counsel for the Trust. The Trust shall promptly furnish to the Transfer Agent copies, properly certified or authenticated, of all additions, amendments or supplements to the foregoing Trust documents as well as updated certificates and opinions relating to changes in the number of Shares authorized, issued and outstanding. The Trust shall furnish to the Transfer Agent copies of all other information and financial statements, which the Transfer Agent may reasonably request for use in connection with its duties under this Agreement.

3. ISSUANCE, REDEMPTION AND TRANSFER OF SHARES. The Transfer Agent shall follow the procedures for the issuance, redemption and transfer of Shares set forth in this Section 3:
     a.   The  Transfer  Agent  shall  accept  purchase  orders  and  redemption requests with respect to Shares on each Trust business day in accordance with the most current Prospectus and Statement of Additional Information provided to the Transfer Agent by the Trust pursuant to Section 2

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          hereof.  All Shares issued by the Transfer  Agent  hereunder  shall be issued only in exchange for full payment. The Trust shall provide the Transfer Agent with sufficient advance notice to enable the Transfer Agent to effect any changes in the purchase and redemption procedures set forth in the Prospectus and Statement of Additional Information; provided, however, that in no event shall such advance notice be less than 30 days.
     b. If applicable, the Transfer Agent shall also accept with respect to each Fund business day, at such times as are agreed upon from time to time by the Transfer Agent and the Trust, a computer tape or electronic data transmission consistent in all respects with the Transfer Agent's record format, as amended from time to time, which is reasonably believed by the Transfer Agent to be furnished by or on behalf of any servicing agent approved by the Trust ("Servicing Agent"). The Transfer Agent reserves the right to approve, in advance,
          any  Servicing  Agent,   which  approval  shall  not  be  unreasonably
          withheld.
     c. On each Trust business day, the Transfer Agent shall, as of the time the Trust computes the net asset value of the Fund and class of shares, issue to and redeem from the accounts specified in a purchase order, redemption request, or computer tape or electronic data transmission, the appropriate number of full and fractional Shares based on the net asset value per Share specified in a written instruction received from the Trust on such Fund business day. Notwithstanding the foregoing, if a redemption specified in a computer tape or electronic data transmission is for a dollar value of Shares in excess of the dollar value of Shares in the specified account, the Transfer Agent shall not effect such redemption in whole or in part and shall within 24 hours orally advise the Servicing Agent which supplied such tape of the discrepancy.
     d. In connection with a reinvestment of a dividend or distribution of Shares of the Fund, the Transfer Agent shall as of each Trust business day, as specified in certified resolutions of the Trust's Board of Trustees, issue Shares of the Fund based on the net asset value per Share of the Fund specified in a written instruction received from the Trust on such Trust business day.
     e. On each Trust business day, the Transfer Agent shall supply the Trust with a written statement specifying with respect to the immediately preceding Trust business day: the total number of Shares of the Fund (including fractional Shares) issued and outstanding at the opening of business on such day; the total number of Shares of the Fund sold on such day; the total number of Shares of the Fund redeemed on such day; the total number of Shares of the Fund issued, if any, pursuant to
          Section 3d. hereof; and the total number of Shares of the Fund issued and outstanding.
     f. In connection with each purchase and each redemption of Shares, the Transfer Agent shall send such written statements to shareholders as are prescribed by the Federal securities laws applicable to the Fund or as described in the Prospectus and Statement of Additional Information.
     g. As of each Trust business day, the Transfer Agent shall furnish the Trust with a written instruction setting forth the number and dollar amount of Shares of each Fund to be redeemed on such Trust business day.
     h. Upon receipt of a proper redemption request and moneys paid to it by the Trust's custodian ("Custodian") in connection with a redemption of Shares, the Transfer Agent shall cancel the redeemed Shares and after making appropriate deduction for any withholding taxes required by applicable law, (i) in the case of a redemption of Shares pursuant to
          a  redemption   described  in  Section  3a  hereof,  make  payment  in
          accordance with the Fund's redemption and payment procedures described in the applicable Prospectus and Statement of Additional Information, and (ii) in the case of a redemption of Shares pursuant to a computer tape or electronic data transmission described in Section 3b hereof, make payment by directing a Federal Funds wire order to the account previously designated by the Servicing Agent specified in said computer tape or electronic data transmission.
     i. The Transfer Agent shall not be required to issue any Shares after it has received from an officer of the Trust or from an appropriate Federal or state authority written notification that the sale of Shares has been suspended or discontinued, and the Transfer Agent shall be entitled to rely upon such written notification.
     j. Upon the issuance of any Shares in accordance with this Agreement, the Transfer Agent shall not be responsible for the payment of any original issue or other taxes required to be paid by the Fund in connection with such issuance of any Shares.

     k. Except as otherwise provided in this Agreement, the Transfer Agent shall transfer or redeem Shares upon presentation to the Transfer Agent of instructions properly endorsed for transfer or redemption, accompanied by such documents as the Transfer Agent deems necessary to evidence the authority of the person making such transfer or redemption, and bearing satisfactory evidence of the payment of stock transfer taxes. The Transfer Agent shall have the right to refuse to transfer or redeem Shares until it is satisfied that the instructions are valid and genuine, and for that purpose it will require, unless otherwise instructed in writing by an authorized officer of the Trust, a guarantee of signature by an "Eligible Guarantor Institution" as that term is defined by Rule 17Ad-15 under the 1934 Act. The Transfer Agent shall also have the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized. The Transfer Agent shall not be liable for its refusal to make transfers or redemptions which the Transfer Agent, in its reasonable judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer or redemption. The Transfer Agent may, in effecting transfers and redemptions of Shares, rely upon those provisions of the Uniform Commercial Code or other laws relating to the transfer of securities, as the same may be amended from time to time.
     l. If instructed by the Trust, the Transfer Agent shall issue certificates representing Shares ("Certificates"). The Trust shall supply to the Transfer Agent a sufficient number of blank Certificates and from time to time shall supply additional blank Certificates upon the request of the Transfer Agent. Such blank Certificates shall be signed manually or by facsimile signature by the duly authorized officers of the Trust, and shall bear the corporate seal or facsimile thereof of the Trust. Notwithstanding the death, resignation or removal of any officer of the Trust, such executed Certificates bearing the manual or facsimile signature of such officers shall remain valid and may be issued to shareholders until the Trust provides to the Transfer Agent a written instruction to the contrary. The Transfer Agent may issue new Certificates to replace Certificates represented to have been lost, destroyed or stolen upon receiving an appropriate bond of indemnity satisfactory to the Transfer Agent, and may issue new Certificates in exchange for and upon surrender of mutilated Certificates. Except as otherwise provided in Section 3k hereof, the Transfer Agent shall issue new Certificates to evidence transfers of Shares upon surrender of outstanding Certificates in the form deemed by the Transfer Agent to be properly endorsed for transfer with all necessary endorser's signatures guaranteed by an Eligible Guarantor Institution.

4. DIVIDENDS AND DISTRIBUTIONS. The Transfer Agent shall pay dividends and make other distributions in accordance with the following procedures:
     a. The Trust shall furnish to the Transfer Agent certified resolutions of its Board of Trustees, either (i) setting forth the date of the declaration of a dividend or distribution, the date of accrual or payment, the record date as of which shareholders entitled to payment or accrual shall be determined, the amount per share of such dividend or distribution, the payment date on which all previously accrued and unpaid dividends are to be paid, and the total amount, if any, payable to the Transfer Agent on such payment date, or (ii) authorizing the declaration of dividends and distributions on a daily or other periodic basis or as determined by the officers of the Trust.
     b. Upon the mail date specified in such resolutions or by the officers of the Trust, the Trust shall, in the case of a cash dividend or distribution, cause the Custodian to deposit in an account in the name of the Transfer Agent on behalf of the Fund an amount of cash, if any, sufficient for the Transfer Agent to make the payment, specified in such resolution to the shareholders of record on the record date. The Transfer Agent shall, upon receipt of any such cash, make payment of such cash dividends or distributions to the shareholders of record as of the record date by: (i) mailing a check, payable to the registered shareholder, to the address of record or dividend mailing address, or
          (ii) wiring such amounts to the accounts previously designated by a Servicing Agent, as the case may be. If the Transfer Agent does not receive from the Custodian sufficient cash to make payments of any cash dividend or distribution to all shareholders of the Fund as of the record date, the Transfer Agent shall, upon notifying the Trust, withhold payment to all shareholders of record as of the record date until sufficient cash is provided to the Transfer Agent. In lieu of receiving from the Custodian and paying the shareholders cash dividends or distributions, the Transfer Agent may arrange for direct payment of cash dividends and distributions to shareholders by the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Trust, the Transfer Agent and the Custodian.
     c. The Transfer Agent shall file such appropriate information returns concerning the payment of dividends and distributions with the proper Federal, state and local authorities as are required by law to be filed by the Trust, and shall be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders, if such collection or withholding is required by applicable law.

5. RECORD KEEPING AND OTHER INFORMATION. The Transfer Agent shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including, but not limited to, records identified on Schedule B hereto and required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, relating to the various services performed by it. All records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by the Transfer Agent for the periods and in the places required by Rule 31a-2 under the 1940 Act.

6. AUDIT, INSPECTION AND VISITATION. The Transfer Agent shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust or any person retained by the Trust. Upon reasonable notice by the Trust, the Transfer Agent shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Trust, or any person retained by the Trust.

7. COMPLIANCE WITH GOVERNMENT RULES AND REGULATIONS. Except as otherwise provided herein, the Trust assumes full responsibility for ensuring that the Trust complies with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act and rules thereunder, and any other applicable laws, rules and regulations.

8. COMPENSATION. The Trust shall pay to the Transfer Agent as compensation for services rendered hereunder the annual fee set forth in Schedule A. The fee shall be calculated and accrued daily, and paid monthly. The Trust shall also reimburse the Transfer Agent for its out-of-pocket expenses related to the performance of its duties hereunder, including, without limitation, FUND/SERV & Networking fees; telecommunications charges (such as toll-free lines, voice response system and over-flow call centers); Blue Sky permit fees; filing fees; internet web hosting; postage and delivery services; record retention costs (such as microfilm, microfiche and off-site storage); reproduction charges; custom programming; and traveling and lodging expenses incurred by officers and employees of the Transfer Agent. The Trust shall pay the Transfer Agent's monthly invoices for transfer agency fees and out-of-pocket expenses on the first business day following the respective month-end. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Trust shall pay the Transfer Agent a transfer agency fee that is prorated for that part of the month in which this Agreement is in effect. All rights of compensation and reimbursement under this Agreement for services performed by the Transfer Agent as of the termination date shall survive the termination of this Agreement.

9. APPOINTMENT OF AGENTS. The Transfer Agent may at any time or times in its discretion appoint (and may at any time remove) other parties as its agent to carry out such provisions of this Agreement as the Transfer Agent may from time to time direct; provided, however, that the appointment of any such agent shall not relieve the Transfer Agent of any of its responsibilities or liabilities hereunder, and further provided that the Transfer Agent shall be liable to the Trust and IAI for any loss to either of them arising out of the actions of such other parties unless such actions are taken in good faith and with due diligence, and do not involve either negligence or willful misconduct by such party.

10. USE OF TRANSFER AGENT'S NAME. The Fund shall not use the name of the Transfer Agent or any of its affiliates in any Prospectuses, Statements of Additional Information, sales literature or other material relating to the Trust in a manner not approved prior thereto in writing by the Transfer Agent; provided, however, that during the term hereof the Transfer Agent shall approve all uses of its and its affiliates' names that merely refer in accurate terms to their appointments hereunder or that are required by the Securities and Exchange Commission (the "SEC") or a state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

11. USE OF FUND'S NAME. Neither the Transfer Agent nor any of its affiliates shall use the name of the Trust, the Fund or IAI or material relating to any of them on any forms (including any checks, bank drafts or bank statements) for other than internal use in a manner not approved prior thereto in writing by the Trust and IAI; provided, however, that during the term hereof the Trust and IAI shall approve all uses of their name or the name of the Fund that merely refer in accurate terms to the appointment of the Transfer Agent hereunder or that are required by the SEC or state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

12. LIABILITY OF TRANSFER AGENT. The Transfer Agent's liability shall be limited as follows:
     a. The duties of the Transfer Agent shall be limited to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Transfer Agent hereunder. The Transfer Agent may, in connection with this Agreement, employ agents or attorneys in fact, and shall be liable for their conduct in accordance with the provisions of Section 9 hereof. With respect to its own conduct, the Transfer Agent shall not be liable for any loss arising out of or in connection with its actions under this Agreement so long as it acts in good faith and with due diligence, and is not negligent or guilty of any willful misconduct.
     b. With prior approval of IAI or the Trust (except with respect to routine matters when such prior approval shall not be required), the Transfer Agent may consult counsel to the Trust or the Trust's independent public accountants or other experts with respect to any matter arising in connection with the Transfer Agent's duties, and the Transfer Agent shall not be liable for any action taken or omitted by the Transfer Agent in good faith in reliance on the oral or written instruction of such counsel, accountants or other experts.
     c. The Transfer Agent shall not be liable for any action taken or omitted by the Transfer Agent in reliance on the oral or written instruction, authorization, approval or information provided to the Transfer Agent by any person reasonably believed by the Transfer Agent to be authorized by the Trust to give such instruction, authorization, approval or information.
     d. Any person, even though also an officer, director, employee or agent of the Transfer Agent or any of its affiliates, who may be or become an officer or Trustee of the Trust, shall be deemed, when rendering services to the Trust as such officer or Trustee to be rendering such services to or acting solely for the Trust and not as an officer, Trustee, employee or agent or one under the control or direction of the Transfer Agent or any of its affiliates, even though paid by one of those entities.
     e. The Transfer Agent shall not be liable or responsible for any acts or omissions of any predecessor transfer agent or any other persons having responsibility for matters to which this Agreement relates prior to the effective date of this Agreement nor shall the Transfer Agent be responsible for reviewing any such act or omissions.
     f. The Transfer Agent shall not be liable for any loss suffered by the Trust or its shareholders in the event that a computer tape or electronic data transmission from a Servicing Agent may not be processed by the Transfer Agent for any reason beyond the reasonable control of the Transfer Agent, or if any of the information on such tape or transmission is reasonably believed by the Transfer Agent to be incorrect.
     g. The Transfer Agent shall not be liable for any action taken or omitted by the Transfer Agent in reliance upon the provisions of the Uniform Commercial Code or other laws relating to the transfers of securities, as the same may be amended from time to time.
     h. The Transfer Agent shall not be liable for its refusal to transfer or redeem Shares in accordance with Section 3k hereof.
     i. The Transfer Agent shall not be liable for any improper dividend payments or distributions made in reliance on certified resolutions of the Trust's Board of Trustees. In addition, the Transfer Agent shall not be liable for the determination of the rate or form of dividends or distributions due or payable to the shareholders as set forth in the certified resolutions. The Transfer Agent shall not be liable for any loss to the Fund resulting from processing by the

          Transfer Agent of a dividend or distribution based on incorrect information provided in the certified resolutions, and the Trust shall pay to the Transfer Agent any and all costs, both direct and out-of-pocket, incurred to remedy such error, provided, that the Transfer Agent will take all possible steps to mitigate such costs, if any.
     j. The Transfer Agent shall not be liable to the Trust with respect to any redemption drafts processed in accordance with written redemption draft procedures established by the Transfer Agent and the Trust; provided, however, that notwithstanding anything to the contrary in such procedures, the Transfer Agent shall not be liable for any material alteration to or forgery of any endorsement, it being understood that the Transfer Agent's sole responsibility with respect to inspecting redemption drafts is to use reasonable care to verify the drawer's signature against signatures on file.
     k. The Transfer Agent shall not be liable for permitting any person to inspect shareholder records of the Trust, if it receives an opinion from its counsel that there is a reasonable likelihood that the Transfer Agent will be held liable for failure to permit access to such shareholder records. The Transfer Agent shall promptly notify the Trust that such disclosure has been made or is to be made.
     l. The Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for: the legality of the issue or sale of any Shares, the sufficiency of the amount to be received therefor, or the authority of a Servicing Agent or of the Trust, to request such sale or issuance; the legality of a transfer of Shares, or of a redemption of any Shares, the propriety of the amount to be paid therefore, or the authority of the Servicing Agent or the Trust to request such transfer or redemption; the legality of the declaration of any dividend by the Trust, or the legality of the issue of any Shares in payment of any stock dividends; or the legality of any recapitalization or readjustment of Shares. As used in this Section 12 (except Section 12e) and in Section 13, the term "Transfer Agent" shall include Trustees, officers, employees and other agents of the Transfer Agent.

13. INDEMNIFICATION. (a) The Trust hereby agrees to indemnify and hold harmless the Transfer Agent from and against all claims, demands, expenses (including attorney's fees) and liabilities, whether with or without basis in fact or law, of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person of, or as a result of: (i) any action taken or omitted to be taken by the Transfer Agent in good faith in reliance upon any certificate, instrument, order or stock certificates believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its counsel; or (ii) any action taken or permitted to be taken by the Transfer Agent in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification hereunder shall not apply to actions or omissions of the Transfer Agent or its directors, officers, employees or agents in cases of its own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder. The right to indemnity hereunder shall include the right to advancement of defense expenses in the event of any pending or threatened litigation; provided, however, that the Transfer Agent shall agree that any advancement of expenses shall be returned to the Trust if it is ultimately determined by an administrative or judicial tribunal that the expenses (and related liability, if any) resulted from the Transfer Agent's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

     The Transfer Agent shall give prompt written notice to the Trust of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that any inadvertent failure to notify the Trust of such written assertion or claim shall not operate to relieve the Trust of any liability hereunder. The Trust shall be entitled, if it so elects, to assume the defense of any claim subject to this indemnity and such defense shall be conducted by counsel chosen by the Trust with notice to the Transfer Agent. In the event that the Trust elects to assume the defense of any claim pursuant to the preceding sentence, the Transfer Agent shall bear the fees and expenses of additional counsel retained by it. If the Trust does not elect to assume the defense of a claim, the Trust shall advance or reimburse the Transfer Agent, at the election of the Transfer Agent, reasonable fees and expenses of any counsel retained by the Transfer Agent, including reasonable investigation costs.

     (b) The Transfer Agent hereby agrees to indemnify and hold harmless the Trust and IAI from and against all claims, demands, expenses (including attorney's fees) and liabilities, whether with or without basis in fact or law, of any and every nature which the Trust or IAI may sustain or incur or which may be asserted against either of them by any person by reason of, or as a result of any action taken or omitted to be taken by the Transfer Agent or any of its Trustees, officers, employees or agents, to the extent that such action was the result of its or their negligence, willful misconduct, bad faith or reckless disregard of duties hereunder. The right to indemnity hereunder shall include the right to advancement of defense expenses in the event of any pending or threatened litigation.

     The Trust or IAI shall give prompt written notice to the Transfer Agent of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that any inadvertent failure to notify the Transfer Agent of such written assertion or claim shall not operate to relieve the Transfer Agent of any liability arising hereunder. The Transfer Agent shall be entitled, if it so elects, to assume the defense of any suit brought to enforce a claim subject to this Indemnity, and such defense shall be conducted by counsel chosen by the Transfer Agent with notice to the Trust or IAI, as applicable. In the event that the Transfer Agent elects to assume the defense of any claim pursuant to the preceding sentence, the Trust or IAI shall bear the fees and expenses of additional counsel retained by it. If the Transfer Agent does not elect to assume the defense of a claim, the Transfer Agent shall advance or reimburse the Trust or IAI, at the election of the such party, reasonable fees and expenses of any counsel retained by them, including reasonable investigation costs.

14. SCOPE OF DUTIES. The Transfer Agent and the Trust shall regularly consult with each other regarding the Transfer Agent's performance of its obligations and its compensation under the foregoing provisions. In connection therewith, the Trust shall submit to the Transfer Agent, at a reasonable time in advance of filing with the SEC, copies of any amended or supplemented Registration Statement of the Trust (including exhibits) under the 1933 Act and the 1940 Act, and, at a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Trust. Any change in such materials that would require any change in the Transfer Agent's obligations under the foregoing provisions shall be subject to the Transfer Agent's approval. The Transfer Agent shall have no obligation to perform any additional obligations unless requested to do so by the Trust or IAI. In the event that IAI or the Trust requests that the Transfer Agent perform services representing a material increase in the Transfer Agent's obligations hereunder, and the Transfer Agent agrees to do so, the Transfer Agent shall be entitled to receive reasonable compensation therefor.

15. DURATION. This Agreement shall become effective on the date first written above and shall continue in force for one year from that date, or until the merger of the Trust into a series of another new or existing registered investment Trust is effective, whichever is earlier (the "Initial Term"). Thereafter, this Agreement shall continue in force from year to year (each a "Successive Term"), provided continuance after the Initial Term is approved at least annually by (i) the vote of a majority of the Trustees of the Trust; (ii) the vote of a majority of those Trustees of the Trust who are not "interested persons" of the Trust, and who are not parties to this Agreement or "interested persons" of any such party (as determined under the 1940 Act), cast at a meeting called for the purpose of voting on the approval; and (iii) an appropriate officer of IAI.

16.  TERMINATION. This Agreement shall terminate as follows:
     a. This Agreement shall terminate automatically in the event of its assignment.
     b. Either the Trust, IAI or the Transfer Agent may terminate this Agreement without penalty prior to the commencement of any Successive Term by providing to the other party 90 days prior written notice of such termination.

     c. Any party (the "terminating party") may immediately terminate this Agreement during the Initial Term or any Successive Term in the event of a material breach of this Agreement by the other party (the "breaching party"), provided that the terminating party has given to the breaching party notice of such breach and the breaching party has not remedied such breach within 45 days after receipt of such notice.

     Upon the termination of this Agreement, the Trust shall pay to the Transfer Agent such compensation and out-of- pocket expenses as may be payable for the period prior to the effective date of such termination. In the event that the Trust designates a successor to any of the Transfer Agent's obligations hereunder, the Transfer Agent shall, at the expense and direction of the Fund, transfer to such successor all relevant books, records and other data established or maintained by the Transfer Agent under the foregoing provisions.

     Sections  8, 10,  11,  12,  13,  6, 17,  21,  2,  23,  24,  25 and 26 shall indefinitely survive any termination of this Agreement.

17. FORCE MAJEURE. The Transfer Agent shall not be liable for any delays or errors in the performance of its obligations hereunder occurring by reason of circumstances not reasonably foreseeable and beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot or failure of communication or power supply. In the event of equipment breakdowns which are beyond the reasonable control of the Transfer Agent and not primarily attributable to the failure of the Transfer Agent to reasonably maintain or provide for the maintenance of such equipment, the Transfer Agent shall, at no additional expense to the Trust or IAI, take reasonable steps in good faith to minimize service interruptions, but shall have no liability with respect thereto.

18. AMENDMENT. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Transfer Agent and the Trust.

19. NON-EXCLUSIVE SERVICES. The services of the Transfer Agent rendered to the Trust are not exclusive. The Transfer Agent may render such services to any other investment Trust and have other businesses and interests.

20. DEFINITIONS. As used in this Agreement, the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and rules enacted thereunder as now in effect or hereafter amended.

21. PRIVACY POLICY. It is the policy of the Transfer Agent to maintain the security and privacy of all non-public personal information it collects on its clients and/or its clients' shareholders. Personal information that we collect may include: name, address, phone number, social security number/tax identification number, and date of birth, which may be received on or in applications or other forms, correspondence, or conversations. The Transfer Agent restricts access to non-public personal information to those persons who require such information to provide service to the Transfer Agent's clients and/or client shareholders and does not sell, nor make available, personally identifiable client and/or client shareholder information to non-affiliated parties.

     The Transfer Agent shall treat confidentially and as proprietary information of the Trust all records and other information relating to the Trust and prior, present or potential shareholders and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except as may be required by administrative or judicial tribunals or as requested by the Trust.

22. NOTICE. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service

     (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section 22 as promptly as practicable thereafter). Notices shall be addressed as follows:

          (a)  if to the Trust:

                    Islamia Group of Funds
                    c/o Income Achievers, Inc.
                    2037 Bloomingdale Road, Suite 211
                    Glendale Heights, IL  60139
                    Attn: Q. Ali Khan

          (b)  if to the Transfer Agent:

                    Fund Services, Inc.
                    d/b/a Champion Fund Services
                    14340 Torrey Chase Blvd., Suite 170
                    Houston, TX  77014
                    Attn: Patricia Dobson

          (c)  if to IAI:

                    Income Achievers, Inc.
                    2037 Bloomingdale Road, Suite 211
                    Glendale Heights, IL  60139
                    Attn: Q. Ali Khan

     or to such other respective addresses as the Trust, IAI or the Transfer Agent shall designate by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

23. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

24. GOVERNING LAW. This Agreement shall be administered, construed and enforced in accordance with the laws of the State of Texas to the extent that such laws are not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time.

25. ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto.

26. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction. This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                              ISLAMIA GROUP OF FUNDS


                              By:
                                  ----------------------------------------------
                                  Qamaruddin Ali Yar Khan

                              INCOME ACHIEVERS, INC.


                              By:
                                  ----------------------------------------------
                                  Qamaruddin Ali Yar Khan

                              FUND SERVICES, INC., D/B/A CHAMPION FUND SERVICES


                              By:
                                  ----------------------------------------------
                                  Patricia S. Dobson, President

                           CHAMPION FUND SERVICES(TM)
                                   SCHEDULE A
                                   ----------

                             ISLAMIA GROUP OF FUNDS

TRANSFER AGENCY AND SHAREHOLDER SERVICES FEES


ANNUAL BASE FEE:    $15,000.00

Annual Account Fee (Waived):  Based on total open shareholder accounts

     $20.00 per open shareholder account per year; Plus:
     $1.00 per open shareholder account with 12b-1 fees
     $1.00 per open shareholder account with front end or back end sales charges $1.00 per open shareholder account in non-annual dividend Funds

*ADDITIONAL FUNDS OR SHARE CLASSES:

     Two to Five Cusips:      $750.00 per month per cusip
     Six or More Cusips:      $500.00 per month per cusip

OUT-OF-POCKET COSTS:     Standard out-of-pocket costs including, but not limited
                         to, postage,  courier,  lock box, shareholder toll-free
                         number,  internet web hosting,  over-flow  call center,
                         statements   and    confirmations,    programming   for
                         customized   reports   and/or   statements,   printing,
                         copying,  filing fees, Blue Sky Permit Fees,  FUND/SERV
                         and  Networking,  bank charges,  wire charges,  travel,
                         record   retention  and  other   miscellaneous   items.
                         (Invoiced to Client at cost)

Conversion costs:        To be determined.

*With respect to the pending merger of Islamia Group of Funds and Azzad/Dow Jones Ethical Market Fund, the Transfer Agent hereby agrees to provide transfer agency and shareholder services as outlined in this Agreement to Islamia Group of Funds, currently a separate and distinct Trust and Series from Azzad/Dow Jones Ethical Market Fund, at the reduced fee schedule outlined as "Additional Funds or Share Classes" (treating the Islamia Group of Funds as additional Funds hereunder) for a period of not more than four (4) months from the execution of the Transfer Agency and Shareholder Services Agreement with Islamia Group of Funds. If the pending merger of Islamia Group of Funds and Azzad/Dow Jones Ethical Market Fund has not taken place at the expiration of the four (4) month period, the Islamia Group of Funds' fee schedule shall be determined without taking the Azzad/Dow Jones Ethical Market Fund into consideration for the remainder of the Agreement term or until the merger has been completed.

ACKNOWLEDGEMENT AND ACCEPTANCE OF FEE SCHEDULE:

ISLAMIA GROUP OF FUNDS


By:                                     Date:
    ------------------------------            --------------------

INCOME ACHIEVERS, INC.


By:                                     Date:
    ------------------------------            --------------------

FUND SERVICES, INC., D/B/A CHAMPION FUND SERVICES


By:                                     Date:
    ------------------------------            --------------------

                                   SCHEDULE B

                TRANSFER AGENT, SHAREHOLDERS SERVICING AGENT AND
       DIVIDEND DISBURSING AGENT SERVICES PROVIDED BY FUND SERVICES, INC.

1. Examine and process new accounts, subsequent payments, liquidations, exchanges, transfers, telephone transactions, check redemptions, automatic withdrawals, automatic investments, and wire order trades.
2.   Reinvest or pay dividends and make other distributions.
3. Answer investor and dealer telephone and/or written inquiries, except as otherwise agreed by the Transfer Agent, IAI and the Funds.
4.   Process and confirm address changes.
5.   Process standard account record changes as required,  i.e.  Dividend Codes, etc.
6. Microfilm and/or store source documents for transactions, such as account applications and correspondence.
7. Perform backup withholding for accounts subject thereto in accordance with Federal regulations.
8.   Solicit missing taxpayer identification numbers.
9. Provide remote access inquiry to Fund records via Fund supplied hardware (Fund responsible for connection line and monthly fee).
10. Maintain the following shareholder information in such a manner as the Transfer Agent shall determine:
     a.   Name and address, including zip code.
     b.   Balance of Shares.
     c. Number of Shares, issuance date of each Share outstanding and cancellation date of each share no longer outstanding, if issued.
     d.   Balance of dollars available for redemption.
     e.   Dividend code (daily accrual, monthly reinvest, monthly cash etc.).
     f.   Type of account code.
     g. Establishment date indicating the date an account was opened, carrying forward pre-conversion data as available.
     h.   Original establishment date for accounts opened by exchange.
     i.   W-9 withholding status and periodic reporting.
     j.   State of residence code.
     k. Social security or taxpayer identification number, and indication of certification.
     l. Historical transactions on the account for the most recent 18 months, or other period as mutually agreed to from time to time.
     m. Indication as to whether phone transaction can be accepted for this account. Beneficial owner code, i.e. male, female, joint tenant, etc.
11.  Provide the following reports and statements:
     a. Prepare daily journals for the Funds reflecting all Shares and dollar activity for the previous day.
     b. Supply information monthly for the Funds' preparation of Blue Sky reporting.
     c. Supply monthly purchase, redemption and liquidation information for use in the Trust's N-SAR report.
     d.   Provide monthly average daily balance reports for the Funds.
     e. Prepare and mail copies of summary statements to dealers and investment advisers.
     f.   Mail transaction confirmation statements daily to investors.
     g.   Address and mail financial reports to shareholders.
     h.   Mail periodic statement to investors.
     i. Compute, prepare and furnish all necessary reports to shareholders and governmental authorities: Forms 1099R, 1099DIV, 1099B, 1042 and 1042S.
     j. Enclose various marketing material as designated by the Trust in statement mailings, i.e. monthly or quarterly statements (material must be adaptable to mechanical equipment as reasonably specified by the Transfer Agent).
12.  Prepare and mail confirmations to dealers daily
13.  Prepare certified list of stockholders for proxy mailings.
14. Determine commission amounts (including contingent deferred sales charges), if any, in accordance with the Funds' Prospectus and process commission payments as instructed by the Trust.
15. Provide periodic calculations of 12b-1 accrual, if any, on qualifying shareholder accounts and report to the Funds.